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                                                                   EXHIBIT 10.05

                          FORM OF EMPLOYMENT AGREEMENT
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   AGREEMENT by and between KBW, Inc., a Delaware corporation (the "Company"), and __________________ (the "Executive"), dated as of the ___ day of _______,
1999.

   WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to employ the Executive as [position,] and the Executive desires to serve in that capacity;

   NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.  Employment Period.  The Company shall employ the Executive, and the
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Executive shall serve the Company, on the terms and conditions set forth in this
Agreement, for the Employment Period (as defined in the next sentence). The "Employment Period" shall mean the period beginning on the date on which the registration statement filed by the Company under the Securities Act of 1933, as amended, registering the initial public offering of the common stock of KBW, Inc., par value $0.01, is effective (the "Effective Date") and ending on the third anniversary thereof, unless earlier terminated as set forth herein.

2.  Position and Duties.  (a)  During the Employment Period, the Executive shall
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serve as [position] with duties, responsibilities and authority commensurate with such position and shall report directly to the Board.

(b) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive shall devote reasonable attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive under this Agreement, use the Executive's reasonable best efforts to carry out such responsibilities faithfully and efficiently. It shall not be considered a violation of the foregoing for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions and (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

(c) The Executive's services shall be performed primarily at the principal office location where the Executive performed his duties immediately prior to the Effective Date, subject to any travel requirements necessary to perform his duties hereunder.

3.  Compensation.  (a)  Base Salary.  During the Employment Period, the
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Executive shall receive an annual base salary ("Annual Base Salary") of $[   ],
payable in equal installments not less frequently than monthly. During the Employment Period, the Annual Base Salary shall be reviewed for possible increase at least annually. Any increase in
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the Annual Base Salary shall not limit or reduce any other obligation of the
Company under this Agreement. The Annual Base Salary shall not be reduced after any such increase, and the term "Annual Base Salary" shall thereafter refer to the Annual Base Salary as so increased.

(b)  Annual Bonus.  In addition to the Annual Base Salary, the Executive shall
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     be eligible to be awarded, for each calendar year or portion of a calendar year ending during the Employment Period, an annual bonus (the "Annual Bonus") pursuant to the terms of the KBW, Inc. 1999 Stock and Annual Incentive Plan.

(c)  Other Benefits.  During the Employment Period:  (i) the Executive shall be
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     entitled to participate in incentive, savings and retirement plans, practices, policies and programs of the Company to the same extent as provided generally to peer executives (as defined in the next sentence); and (ii) the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in, and shall receive benefits under, welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, employee life insurance, group life insurance, accidental death and travel accident insurance plans and programs) to the same extent as provided generally to peer executives. The term "peer executives" means those executives of the Company with similar titles and authority.

(d)  Expenses.  During the Employment Period, the Executive shall be entitled to
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     receive prompt reimbursement for all reasonable business expenses incurred by the Executive in accordance with the Company's policies, practices and procedures.

(e)  Fringe Benefits.  During the Employment Period, the Executive shall be
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     entitled to fringe benefits and perquisites, which shall be no less favorable than the fringe benefits and perquisites provided generally to peer executives.

(f)  Office and Support Staff.  During the Employment Period, the Executive
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     shall be entitled to an office or offices of a size and with furnishings and other appointments as provided generally at any time thereafter with respect to other peer executives of the Company.

(g)  Vacation.  During the Employment Period, the Executive shall be entitled to
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     paid vacation in accordance with the plans, policies, programs and practices of the Company provided generally to peer executives.

4.  Termination of Employment.  (a)  Death or Disability.  The Executive's
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employment shall terminate automatically upon the Executive's death during the
Employment Period. The Company shall be entitled to terminate the Executive's employment because of the Executive's Disability during the Employment Period. "Disability" means that (i) the Executive has been unable, for a period of 180 consecutive business days, to perform the Executive's duties under this Agreement, as a result of physical or mental illness or injury, and (ii) a physician selected by the Company or its insurers, and acceptable to the Executive or the Executive's legal representative, has determined that the Executive's incapacity is total and permanent. A termination of the Executive's employment by the Company for Disability

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shall be communicated to the Executive by written notice, and shall be effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), unless the Executive returns to full-time performance of the Executive's duties before the Disability Effective Date.

(b)  By the Company.  The Company may terminate the Executive's employment
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     during the Employment Period for Cause or without Cause.  "Cause" means:

       (i) the willful and continued failure of the Executive substantially to perform the Executive's duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board delivers to the Executive a written demand for substantial performance that specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties; or

       (ii) illegal conduct or gross misconduct by the Executive, in either case that is willful and results in material and demonstrable damage to the business or reputation of the Company, or

       (iii) conviction of, or plea of guilty or nolo contendere to, a felony.
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No act or failure to act on the part of the Executive shall be considered
"willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. A termination of the Executive's employment for Cause shall be effected in accordance with the following procedures. The Company shall give the Executive written notice ("Notice of Termination for Cause") of its intention to terminate the Executive's employment for Cause, setting forth in reasonable detail the specific conduct of the Executive that it considers to constitute Cause and the specific provision(s) of this Agreement on which it relies, and stating the date, time and place of the Special Board Meeting. The "Special Board Meeting" shall mean a meeting of the Board called and held specifically for the purpose of considering the Executive's termination for Cause, that takes place not less than five and not more than fifteen business days after the Executive receives the Notice of Termination for Cause. The Executive shall be given an opportunity, together with counsel, to be heard at the Special Board Meeting. The Executive's termination for Cause shall be effective when and if a resolution is duly adopted at the Special Board Meeting by affirmative vote of three-quarters of the entire membership of the Board (excluding the Executive), stating that in the good faith opinion of the Board, the Executive is guilty of the conduct described in the Notice of Termination for Cause, and that conduct constitutes Cause under this Agreement.

(c)  Good Reason.  (i)  The Executive may terminate employment for Good Reason
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     or without Good Reason.  "Good Reason" means:

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       A.  the assignment to the Executive of any duties inconsistent in any material respect with Section 2(a) of this Agreement, or any other action by the Company that results in a material diminution in the Executive's position, authority, duties or responsibilities, other than an isolated, insubstantial and inadvertent action that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

       B. any failure by the Company to comply with any provision of Section 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure that is not taken in bad faith and is remedied by the Company promptly after receipt of notice thereof from the Executive;

       C. any requirement by the Company that the Executive's services be rendered primarily at a location or locations other than that provided for in Section 2(c) of this Agreement;

       D. any purported termination of the Executive's employment by the Company for a reason or in a manner not expressly permitted by this Agreement; or

       E. any failure by the Company to comply with Section 10(c) of this Agreement.

For purposes of this Section 4(c)(i), any good faith determination of "Good Reason" made by the Executive shall be conclusive. A termination of employment by the Executive for Good Reason shall be effectuated by giving the Company written notice ("Notice of Termination for Good Reason") of the termination, setting forth in reasonable detail the specific conduct of the Company that constitutes Good Reason and the specific provision(s) of this Agreement on which the Executive is relying. A termination of employment by the Executive for Good Reason shall be effective on the fifth business day following the date when the Notice of Termination for Good Reason is given, unless the notice sets forth a later date (which date shall in no event be later than 30 days after the notice is given).

   (ii) A termination of the Executive's employment by the Executive without Good Reason shall be effected by giving the Company written notice of the termination.

(d)  No Waiver.  The failure to set forth any fact or circumstance in a Notice
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     of Termination for Cause or a Notice of Termination for Good Reason shall not constitute a waiver of the right to assert, and shall not preclude the party giving notice from asserting, such fact or circumstance in an attempt to enforce any right under or provision of this Agreement.

(e)  Date of Termination.  The "Date of Termination" means the date of the
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     Executive's death, the Disability Effective Date, the date on which the termination of the Executive's employment by the Company for Cause or by the Executive for Good Reason is

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     effective, or the date on which the Executive gives the Company notice of a termination of employment without Good Reason, as the case may be.

5.  Obligations of the Company upon Termination.  (a)  Other Than for Cause,
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Death or Disability; Good Reason.  If, during the Employment Period, the Company
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terminates the Executive's employment, other than for Cause, death or
Disability, or the Executive terminates employment for Good Reason, the Company shall pay the amounts described in subparagraph (i) below to the Executive in a lump sum in cash within 30 days after the Date of Termination; shall continue the benefits described in subparagraph (ii) below for the period set forth therein; and shall, at the Company's sole expense as incurred, provide the Executive with reasonable outplacement services. The payments and benefits provided pursuant to this Section 5(a) are intended as liquidated damages for a termination of the Executive's employment by the Company other than for Cause, death or Disability or for the actions of the Company leading to a termination of the Executive's employment by the Executive for Good Reason, and shall be the sole and exclusive remedy therefor.

   (i) The amounts to be paid in a lump sum as described above are:

       A. The sum of (1) the Executive's Annual Base Salary through the Date of Termination, (2) the product of (x) the average annual bonus earned by the Executive for the three years immediately prior to the year in which the Date of Termination occurs (the "Bonus Amount") and (y) a fraction, the numerator of which is the number of days in the calendar year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, and (3) the value of the Executive's accrued, but unused, vacation days (based on the Executive's Annual Base Salary), in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2) and (3), shall be hereinafter referred to as the "Accrued Obligations"); and

       B. The amount equal to the product of (1) the greater of (A) the number of months and portions thereof from the Date of Termination until the expiration of the Employment Period and (B) twelve (the "Continuation Period"), divided by twelve and (2) the sum of (x) the Executive's Annual Base Salary, (y) the Bonus Amount and (z) the Company's contribution to the Company's Profit Sharing Retirement Plan (or successor plan) with respect to the Executive for the year immediately prior to the year in which the Date of Termination occurs.

   (ii) During the Continuation Period, the Executive and/or the Executive's family shall be provided with benefits at least as favorable as those that would have been provided to them under Section 3(c)(ii) of this Agreement if the Executive's employment had continued until the end of the Continuation Period; provided, however, that during any period when the Executive is eligible to receive such benefits under another employer-provided plan,

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the benefits provided by the Company under this Section 5(a)(ii) may be made secondary to those provided under such other plan. For purposes of determining eligibility (but not the time of commencement of benefits) of the Executive for retiree benefits, the Executive shall be deemed to have retired upon the end of the Continuation Period.

(c)  Death or Disability.  If, during Employment Period, the Executive's
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     employment is terminated by reason of the Executive's death or Disability, the Company shall pay the Accrued Obligations to the Executive or the Executive's estate or legal representative, as applicable, in a lump sum in cash within 30 days after the Date of Termination, and the Company shall have no further obligations under this Agreement.

(d)  Cause; Other than for Good Reason.  If, during the Employment Period,  the
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     Executive's employment is terminated by the Company for Cause or the
     Executive voluntarily terminates employment other than for Good Reason, the Company shall pay the Executive the Accrued Obligations (less the amount set forth in Section 5(a)(i)(A)(2)) in a lump sum in cash within 30 days following the Date of Termination, and the Company shall have no further obligations under this Agreement.

6.  Non-exclusivity of Rights.  Nothing in this Agreement shall prevent or limit
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the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which the Executive may qualify, nor, subject to Section 11(g), shall anything in this Agreement limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Accrued benefits and other amounts that the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company on or after the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement, as the case may be, except as explicitly modified by this Agreement.

7.  Full Settlement.  The Company's obligation to make the payments provided for
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in, and otherwise to perform its obligations under, this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as specifically provided in
Section 5(a)(ii), such amounts shall not be reduced, regardless of whether the Executive obtains other employment.

8.  Confidential Information; Noncompetition; Nonsolicitation.  (a)  The
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Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its respective businesses that the Executive obtains during the Executive's employment by the Company and that is not public knowledge (other than as a result of the Executive's violation of this Section 8(a)) ("Confidential Information"). The Executive shall not communicate, divulge or disseminate Confidential Information at any time during or after the Executive's employment with the Company, except with the prior written consent of the Company or as otherwise required by law or legal process.

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(b)  During the Noncompetition Period (as defined below), the Executive shall not, without the prior written consent of the Board, engage in or become associated, directly or indirectly, as a sole proprietor, member of a partnership, or stockholder, investor, officer or director of a corporation, or as an employee, agent, associate or consultant of any person, firm, entity or corporation, other than the Company or a successor corporation or one of its subsidiaries, that engages in a Competitive Activity (as defined below). For purposes of this Section 8(b): (i) the "Noncompetition Period" means the period during which the Executive is employed by the Company pursuant to this Agreement and one year after the Executive's termination of employment under this Agreement (other than a termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason or a termination of employment occurring on or after the expiration of the Employment Period); and (ii) a "Competitive Activity" means engaging in any business within a 90 mile radius of the metropolitan area in which the Executive conducted substantial business for the twelve month period preceding the date the Executive ceased to be an employee with the Company or any of its subsidiaries which is in substantial competition with any substantial business conducted in such area, at the time such engagement is commenced, by the Company or its subsidiaries and in respect of which the Executive had substantial responsibilities during the term of his employment by the Company or its subsidiaries; provided, however, that this Agreement shall
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     not be construed as preventing the Executive from investing his personal assets, or acquiring or holding any issue of stock or securities, in businesses which engage in a Competitive Activity, provided that the Executive does not participate in the operations of any such business.

(c) During the Noncompetition Period, the Executive shall not solicit any business of the type engaged in by the Company or its subsidiaries from any clients, customers, former clients or customers, or prospects of the Company or its subsidiaries who were solicited directly by the Executive when the Executive was an employee of the Company or any of its subsidiaries or where any such Executive supervised, directly or indirectly, in whole or in part, the solicitation activities related to any such persons when the Executive was an employee of the Company.

(d) During the Noncompetition Period, the Executive shall not solicit any business of the type engaged in by the Company from any person whatsoever if such solicitation involves a product of the Company which the Board deems, in its reasonable judgment, to be proprietary to the Company and otherwise non-public.

(e) During the Noncompetition Period, the Executive shall not induce or solicit any employee of the Company to terminate his or her employment.

(f) The provisions of Section 8(b), (c), (d) and (e) shall remain in full force and effect until the expiration of the period specified herein notwithstanding the earlier termination of the Executive's employment hereunder. In the event of a breach of the Executive's covenants under this Section 8, it is understood and agreed that the Company shall be entitled to injunctive relief, as well as any other legal remedies. For purposes of this

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     Section 8, the "Company" shall include all entities controlling, controlled by or under common control with the Company.

9.  Attorneys' Fees.  The Company agrees to pay, as incurred (within ten
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business days of receipt of an invoice from the Executive), to the fullest extent permitted by law, all legal fees and expenses that the Executive may reasonably incur as a result of any contest by the Company, the Executive or others of the validity or enforceability of or liability under, or otherwise involving, any provision of this Agreement (whether such contest is between the Company and the Executive or between either of them and any third party), together with interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended. Notwithstanding the foregoing, if an arbitrator determines that the Executive has brought a claim under this Agreement in bad faith, the Executive shall promptly return such legal fees to the Company.

10.  Successors.  (a)  This Agreement is personal to the Executive and, without
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the prior written consent of the Company, shall not be assignable by the
Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

(b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would have been required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean both the Company as defined above and any such successor that assumes and agrees to perform this Agreement, by operation of law or otherwise.

11.  Miscellaneous.  (a)  This Agreement shall be governed by, and construed in
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accordance with, the laws of the State of Delaware, without reference to principles of conflict of laws.  The captions of this Agreement are not part of
the provisions hereof and shall have no force or effect.   This Agreement may
not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives.

(b) All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

   If to the Executive:  The most recent address on file
                         for the Executive at the Company.

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   If to the Company:    KBW, Inc.
                         Two World Trade Center, 85th Floor
                         New York, New York  10048
                         Attention:  General Counsel

or to such other address as either party furnishes to the other in writing in accordance with this Section 11(b). Notices and communications shall be effective when actually received by the addressee.

(c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement. If any provision of this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions of this Agreement, shall remain valid and enforceable and continue in full force and effect to the fullest extent consistent with law.

(d) Any dispute or controversy between the parties relating to or arising out of this Agreement or any amendment or modification hereof shall be determined by arbitration in New York, New York by and pursuant to the rules then prevailing of the American Arbitration Association, other than claims for injunctive relief under Section 8. All claims for legal remedies under Section 8 of this Agreement shall be limited to the actual damages of the Company. The arbitration award shall be final and binding upon the parties and judgment may be entered thereon by any court of competent jurisdiction. The service of any notice, process, motion or other document in connection with any arbitration under this Agreement or the enforcement of any arbitration award hereunder may be effectuated either by personal service upon a party or by certified mail duly addressed to him or to his executors, administrators, personal representatives, next of kin, successors or assigns, at the last known address or addresses of such party or parties.

(e) Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all federal, state, local and foreign taxes that are required to be withheld by applicable laws or regulations.

(f) The Executive's or the Company's failure to insist upon strict compliance with any provision of, or to assert any right under, this Agreement (including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c)(i) of this Agreement) shall not be deemed to be a waiver of such provision or right or of any other provision of or right under this Agreement.

(g) The Executive and the Company acknowledge that this Agreement supersedes any other agreement between them concerning the subject matter hereof.

(h) This Agreement may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.

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   IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization of its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                        ------------------------------
                                                  [Executive]



                                        KBW, INC.


                                        By
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